SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A


                          Current Report Pursuant
                         To Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


             Date of report (Date of earliest event reported):
                   November 17, 2003 (September 1, 2003)

                        Trinity Learning Corporation
           (Exact Name of Registrant as Specified in Its Charter)


                                    Utah
               (State of Other Jurisdiction of Incorporation)


        0-8924                                         73-0981865
(Commission File Number)                  (IRS Employer Identification No.)


     1831 Second Street
     Berkeley, California                                          94710
(Address of Principal Executive Offices)                         (Zip Code)


                               (510) 540-9300
            (Registrant's Telephone Number, Including Zip Code)



Item 7.   Financial Statements and Exhibits

     Included with this amendment to the Report on Form 8-K for Trinity Learning Corporation, originally filed with the Securities and Exchange Commission on September 16, 2003, are the financial statements of River Murray Training Pty. Ltd., as of June 30, 2003 and June 30, 2002 along with pro forma financial information giving effect to the acquisition of this entity.















                      River Murray Training Pty. Ltd.

                            Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003
                                    and
                               June 30, 2002



/Letterhead/

                        Independent Auditors' Report
                       -----------------------------

To the Board of Directors of
River Murray Training Pty. Ltd.

We have audited the accompanying balance sheets of River Murray Training Pty. Ltd., (an Australian corporation), as of June 30, 2003 and 2002, and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of River Murray Training Pty. Ltd., as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles, in the United States of America.




/s/Bierwolf, Nilson & Associates
--------------------------------
Bierwolf, Nilson & Associates
Salt Lake City, Utah
October 22, 2003

                      River Murray Training Pty. Ltd.
                               Balance Sheet
                             (In U.S. Dollars)

                                                     June 30,     June 30,
                                                       2003         2002
                                                   -----------  -----------
                                   Assets
Current Assets
--------------
 Cash                                              $   48,688  $    48,062
 Accounts Receivable                                   88,271       28,232
 Prepaid Expenses                                         372         -
                                                   -----------  -----------
   Total Current Assets                               137,331       76,294

Property & Equipment (Note 6)
--------------------
 Books, Videos & Software                              17,545       15,755
 Computer & Office Equipment                           20,714       18,832
 Furniture & Fixtures                                   7,322        5,827
 Vehicles                                              18,330         -
                                                   -----------  -----------
   Total Property & Equipment                          63,911       40,414
   Less Accumulated Depreciation                      (34,119)     (20,090)
                                                   -----------  -----------
   Net Property & Equipment                            29,792       20,324
                                                   -----------  -----------
   Total Assets                                    $  167,123  $    96,618
                                                   ===========  ===========
                     Liabilities & Stockholders' Equity
Current Liabilities
-------------------
 Accounts Payable                                  $    9,875  $    11,428
 Accrued Expenses                                      68,126       33,537
 Notes Payable - Related Party (Note 7)                61,011       11,932
 Notes Payable - Current Portion                        4,907         -
 Interest on Notes Payable                              2,212         -
                                                   -----------  -----------
   Total Current Liabilities                          146,131       56,897

Long Term Liabilities
---------------------
 Notes Payable (Note 4)                                11,414         -
                                                   -----------  -----------
   Total Long Term Liabilities                         11,414         -
                                                   -----------  -----------
   Total Liabilities                                  157,545       56,897

Stockholders' Equity
--------------------
 Common Stock 300 Shares Authorized;
  No Par Value; 300 Shares Issued & Outstanding           153          153
 Accumulated Earnings (Deficit)                         5,819       39,664
 Accumulated Other Comprehensive Income                 3,606          (96)
                                                   -----------  -----------
   Total Stockholders' Equity                           9,578       39,721
                                                   -----------  -----------
   Total Liabilities & Stockholders' Equity        $  167,123  $    96,618
                                                   ===========  ===========

                                     5

                      River Murray Training Pty. Ltd.
                          Statement of Operations
                             (In U.S. Dollars)
                        For the Years Ended June 30

                                                       2003         2002
                                                   -----------  -----------
Revenues
--------
 Services Income                                   $  622,707  $   548,012
                                                   -----------  -----------
   Total Revenues                                     622,707      548,012

Expenses
--------
 Depreciation & Amortization                           14,028       10,513
 Salaries & Wages                                     377,203       80,103
 Professional Fees                                    101,540      280,514
 Office Expenses                                       40,537       30,027
 Travel & Entertainment                                55,301       36,510
 Utilities                                              1,559        1,509
 Rent Expense                                          13,485       13,848
 General & Administrative                              44,185       47,093
                                                   -----------  -----------
   Total Expenses                                     647,838      500,117
                                                   -----------  -----------
   Net Income (Loss) from Operations                  (25,131)      47,895

Other Income (Expenses)
-----------------------
 Interest Income                                        1,110         -
 Interest Expense                                      (2,026)      (2,705)
                                                   -----------  -----------
   Total Other Income (Expense)                          (916)      (2,705)
                                                   -----------  -----------
   Net Income (Loss) before taxes                     (26,047)      45,190

   Income Tax Expense                                   5,889       14,491
                                                   -----------  -----------
   Net Income (Loss)                               $  (31,936) $    30,699
                                                   ===========  ===========
   Net (Loss) Per Share                            $  (106.45) $    102.33

   Weighted Average Shares Outstanding                    300          300

Comprehensive Income
--------------------
 Net Income (Loss)                                 $  (31,936) $    30,699
 Other Comprehensive Income:
  Foreign Currency Translation                          3,606          (96)
                                                   -----------  -----------
  Comprehensive Income (Loss)                      $  (28,330) $    30,603
                                                   ===========  ===========



                      River Murray Training Pty. Ltd.
                          Statement of Cash Flows
                             (In U.S. Dollars)
                        For the Years Ended June 30

                                                            2003         2002
                                                        -----------  -----------
Cash Flows from Operating Activities
------------------------------------
 Net Profit or (Loss)                                   $  (31,936) $    30,699
 Adjustments to Reconcile Net Profit
  or (Loss) to Net Cash:
   Amortization & Depreciation                              14,028       10,513
   Non Cash Effect from Foreign Currency Translation         3,982       (2,750)
 Changes in Operating Assets & Liabilities:
  (Increase) Decrease in Accounts Receivable               (60,039)       2,866
  (Increase) Decrease in Prepaid Expenses                     (372)        -
  Increase (Decrease) in Accrued Expenses                   34,589       18,236
  Increase (Decrease) in Accounts Payable                   (1,553)      (4,635)
  Increase (Decrease) in Interest on Notes Payable           2,212         -
                                                        -----------  -----------
   Net Cash (Used) by Operating Activities                 (39,089)      54,929

Cash Flows from Investing Activities
------------------------------------
 Purchase of Property & Equipment                           (3,672)     (12,564)
 Purchase of Furniture & Fixtures                           (1,495)      (3,685)
 Purchase of Vehicle                                       (18,330)        -
                                                        -----------  -----------
   Net Cash (Used) by Investing Activities                 (23,497)     (16,249)

Cash Flows from Financing Activities
------------------------------------
 Payments on Note Payable                                   (3,022)        -
 Payments on Note Payable - Related Party                   (3,534)     (65,820)
 Proceeds from Notes Payable - Related Party                50,425       65,484
 Proceeds from Note Payable                                 19,343         -
                                                        -----------  -----------
   Net Cash Provided by Financing Activities                63,212         (336)
                                                        -----------  -----------
   Increase (Decrease) in Cash                                 626       38,344

   Cash at Beginning of Period                              48,062        9,718
                                                        -----------  -----------
   Cash at End of Period                                $   48,688  $    48,062
                                                        ===========  ===========

Disclosures from Operating Activities
-------------------------------------
 Interest                                               $    2,026  $     2,705
 Taxes                                                       5,889       14,491



                      River Murray Training Pty. Ltd.
                       Notes to Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003

NOTE 1 - Corporate History

     River Murray Training Pty. Ltd. ("RMT") was organized June 7, 1999 in Berri, South Australia. RMT is an Australian training firm specializing in workplace learning programs for viticulture and other segments of the food production industry. RMT is based in Australia's major wine production region and one of its primary regions for agricultural products. RMT is at the leading edge of workplace training in Australia, empowering client companies to develop and manage their own sustainable training systems. As a registered training organization in Australia, RMT has developed a wide range of nationally accredited programs and short courses to meet the specific needs of its customers.

     RMT maintains 350 training modules with the majority in the wine sector. Other modules include training for retail services, small business office administration and front-line management. RMT's customers are the major wine producing companies in Australia receiving government funding for vocational training.

NOTE 2 - Significant Accounting Policies

A.   The Company uses the accrual method of accounting.
B. Revenues and directly related expenses are recognized in the period when the goods are shipped to the customer.
C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.
D.   Foreign Currency Translation / Remeasurement Policy:   Assets and
     liabilities that occur in foreign countries are recorded at historical cost and translated at exchange rates in effect at the end of the year. Income Statement accounts are translated at the average exchange rates for the year. Translation gains and losses shall be recorded as a separate line item in the equity section of the financial statements.
E.   Depreciation:   The cost of property and equipment is depreciated over
     the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related assets or the estimated lives of the assets. Depreciation is computed on the straight line method for reporting purposes and for tax purposes.
F. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                      River Murray Training Pty. Ltd.
                       Notes to Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003

NOTE 3 - New Technical Pronouncements

     In October 2002, SFAS Number 147, "Acquisitions of Certain Financial
Institutions   an amendment of FASB Statements Numbers 72 and 144 and FASB
Interpretation Number 9" was issued to be used in acquisitions of financial institutions after October 1, 2002. It is anticipated that SFAS 147 will have no effect upon the Company's financial statements.

     In December 2002, SFAS Number 148, "Accounting for Stock-Based
Compensation   Transition and Disclosure -- an amendment of FASB Statement
Number 123" was issued for fiscal years beginning after December 15, 2003. Adoption of SFAS 148 will not have an impact on the Company's financial statements at June 30, 2003.

     In April 2003, SFAS Number 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.

     In May 2003, SFAS Number 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. It is anticipated that SFAS 150 will have no effect upon the Company's financial statements.

NOTE 4 - Notes Payable

The Company has the following notes payable obligations         2003      2002
                                                             --------- ---------
Note Payable to bank due October 29, 2004, plus interest
payable annually at 9.5%, secured by vehicle.                $ 16,321  $   -
                                                             --------- ---------
       Total                                                   16,321      -
       Less Current Maturities                                 (4,907)     -
                                                             --------- ---------
      Total Notes Payables                                   $ 11,414  $   -
                                                             ========= =========

Following are maturities of long-term debt for each of the next two fiscal years;

          Year           Amount
          ----        -------------
          2004        $      4,907
          2005              11,414
                       ------------
          Total       $     16,321
                       ============

                      River Murray Training Pty. Ltd.
                       Notes to Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003

NOTE 5 - Operating Leases

     On May 1, 2002, the Company signed a lease agreement to lease commercial space for its corporate offices. The Company pays $7,333 per annum or monthly payments of $611. In addition, the Company is obligated to insure and pay all associated taxes and surcharges related to the premises. The term of the lease expires on April 30, 2005. The lease agreement allows the Company to renew the lease term at the end of three years for a second term of no less than three years. The office building is located at 18 Strawbridge Street, Berri, South Australia.

     On July 28, 2000, the Company signed a lease agreement with Canon Finance Australia Ltd, for a Digital Canon Copier. The term of the lease is for five years. The monthly payments including goods and services tax amount to $339. The last payment is due on June 28, 2005. Upon completion of the lease agreement, the Company has the option to purchase the Canon copier for AU$1.00.

     The following is a schedule of future minimum payments under operating leases as of June 30, 2003.

                                                 Building    Copier
                                       Periods  Amounts      Amounts
                                      --------- ----------  ----------
                                         2004   $   7,333   $   4,067
                                         2005   $   6,111   $   4,067
                                                ----------  ----------
                                      Totals    $  13,444   $   8,134
                                                ==========  ==========

     Rent expense entering into the determination of net loss follows:

                                                      Year Ended June 30
                                                       2003         2002
                                                   -----------  -----------
Minimum rent on operating leases                   $   13,485  $    13,848
                                                   -----------  -----------
Total Rent Expense                                 $   13,485  $    13,848
                                                   ===========  ===========

NOTE 6 - Depreciation

     The Company capitalizes furniture and equipment purchases in amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, costs, depreciation expense, and accumulated depreciation at June 30, 2003 and 2002.

Scheduled below are the assets, costs and accumulated depreciation at June 30, 2003 and 2002.

                      River Murray Training Pty. Ltd.
                       Notes to Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003

                                                                   Accumulated
                       Asset Cost        Depreciation Expense     Depreciation
                  ---------------------- --------------------- ----------------------
                  06/30/2003 06/30/2002 06/30/2003 06/30/2002 06/30/2003 06/30/2002
                  ---------- ---------- ---------- ---------- ---------- ----------
Books, Videos &
 Software         $  17,545  $  15,755  $   4,765  $   4,463  $  13,568  $   8,803
Computers & Office
 Equipment           20,714     18,832      5,269      5,276     15,194      9,925
Furniture &
 Fixtures             7,322      5,827      1,245        774      2,608      1,363
Vehicles             18,330        -        2,749        -        2,749        -
                  ---------- ---------- ---------- ---------- ---------- ----------
  Balance         $  63,911  $  40,414  $  14,028  $  10,513  $  34,119  $  20,091
                  ========== ========== ========== ========== ========== ==========

NOTE 7 - Related Party Transactions

     In 2002, Officer's of the Company loaned the Company a total of $14,122. The loans are unsecured, non-interest bearing, and due on demand.

     In 2003, Officer's of the Company loaned the Company an additional $50,525. Loans in the amount of $46,698 are unsecured, carry an annual interest rate of 7 percent, and are due on demand. Interest has been accrued in the amount of $2,212. The remaining $3,827 in loans are unsecured, non-interest bearing, and due on demand.

     During the current year, payments to Officer's of the Company amounted to $3,534.

NOTE 8 - Net Operating Loss Carryforward for Income Tax Purposes

     The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

              Year of                     Expiration
               Loss         Amount           Date
          -------------- -------------- --------------
              2002       $      -            2022
              2003             31,936        2023

     The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carryforwards an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.


                      River Murray Training Pty. Ltd.
                       Notes to Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003

NOTE 8 - Net Operating Loss Carryforward for Income Tax Purposes continued

                                                                    2003
                                                                -----------
Current Tax Asset Value of Net Operating Loss Carryforwards at
  Current Prevailing Federal Tax Rate                          $    12,774
Evaluation Allowance                                               (12,774)
                                                               -----------
     Net Tax Asset                                             $      -
                                                                ===========
     Current Income Tax Expense                                $      -
     Deferred Income Tax Benefit                                      -


NOTE 9 - Subsequent Events

     On September 1, 2003, the Company completed a transaction with Trinity Learning Corporation ("TLC"), (a Corporation based in the United States of America), wherein, the Company received 700,000 shares of restricted TLC common stock in exchange for all of RMT issued and outstanding shares of common stock. The Company also received $49,000 in cash to satisfy loans advanced to the Company by its former shareholders.










                        Trinity Learning Corporation

           Unaudited Pro Forma Consolidated Financial Statements

                               June 30, 2003

                        Trinity Learning Corporation
               Unaudited Pro Forma Consolidated Balance Sheet

                                                              June 30, 2003
                                                              -------------
     Assets
     ------
Current Assets
  Cash                                                        $    135,199
  Accounts Receivable                                              130,990
  Interest Receivable                                                   41
  Prepaid Expense                                                   98,316
                                                              -------------
     Total Current Assets                                          364,546
                                                              -------------
Property & Equipment (Note 3)
  Furniture & Equipment                                             83,177
  Accumulated Depreciation                                          (7,824)
                                                              -------------
     Net Property & Equipment                                       75,353
                                                              -------------
Intangible Asset (Note 4)
  Technology-Based Asset                                         1,458,734
  Accumulated Amortization                                        (167,747)
                                                              -------------
     Net Intangible Asset                                        1,290,987
                                                              -------------
Other Assets
  Notes Receivable (Note 5)                                         25,000
  Other Assets                                                      94,003
                                                              -------------
     Total Other Assets                                            119,003
                                                              -------------
     Total Assets                                             $  1,849,889
                                                              =============



















                                 Continued

                        Trinity Learning Corporation
               Unaudited Pro Forma Consolidated Balance Sheet

                                                              June 30, 2003
                                                              -------------
     Liabilities and Stockholders' Equity
     ------------------------------------
Current Liabilities
  Accounts Payable                                            $    401,747
  Accrued Expenses                                                 338,396
  Interest Payable                                                  66,199
  Notes Payable (Notes 7 & 8)                                        4,907
  Notes Payable - Related Party (Notes 7 & 8)                    2,208,162
                                                              -------------
     Total Current Liabilities                                   3,019,411
                                                              -------------
Long Term Liabilities
  Notes Payable (Note 8)                                            11,414
                                                              -------------
     Total Long Term Liabilities                                    11,414
                                                              -------------
     Total Liabilities                                           3,030,825
                                                              -------------

Stockholders' Equity
  Preferred Stock, 10,000,000 Shares at No Par Value;
   No Shares Issued and Outstanding                                  -

  Common Stock, 100,000,000 Shares Authorized at No
   Par Value; 15,656,641 Shares and 49,774 Shares
   Issued and Outstanding, Respectively                         10,043,447
  Accumulated Deficit                                          (11,188,913)
  Subscription Receivable                                          (35,000)
  Other Comprehensive Income                                          (470)
                                                              -------------
     Total Stockholders' Equity                                 (1,180,936)
                                                              -------------
     Total Liabilities and Stockholders' Equity               $  1,849,889
                                                              =============





















 The accompanying notes are an integral part of these financial statements.

                        Trinity Learning Corporation
          Unaudited Pro Forma Consolidated Statement of Operations

                                                              June 30, 2003
                                                              -------------
Revenue                                                       $    790,497
-------                                                       -------------

Expenses
--------
  Salaries & Benefits                                            1,420,326
  Professional Fees                                                539,376
  General & Administrative                                         273,116
  Travel & Entertainment                                           237,894
  Depreciation & Amortization                                      189,525
  Rent                                                              58,009
  Office Expense                                                    87,432
                                                              -------------
     Total Expenses                                              2,805,678
                                                              -------------
     Income (Loss) from Operations                              (2,015,181)
                                                              -------------
Other Income (Expenses)
-----------------------
  Interest Income                                                      623
  Interest Expense                                                 (78,891)
  Foreign Currency Gain/(Loss)                                      (4,582)
                                                              -------------
     Total Other Income (Expenses)                                 (82,250)
                                                              -------------
     Income (Loss) Before Taxes                                 (2,098,031)
     Taxes                                                           5,889
                                                              -------------
     Net Income (Loss)                                        $ (2,103,920)
                                                              =============

     Net Loss Per Common Share                                $      (0.23)
                                                              =============
     Weighted Average Shares Outstanding                         9,064,218
                                                              =============



A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                        June 30, 2003
                                                --------------------------
                                                 Before Tax     After Tax
                                                   Amount        Amount
                                                ------------ -------------
  Net Income (Loss)                             $(2,098,031) $ (2,103,920)
  Foreign Currency Translation                         (470)         (470)
                                                ------------ -------------
     Total Other Comprehensive Income           $(2,098,501) $ (2,104,390)
                                                ============ =============

 The accompanying notes are an integral part of these financial statements.

                        Trinity Learning Corporation
                     Notes to the Financial Statements
                               June 30, 2003

NOTE 1 - Corporate History

     Trinity Learning Corporation ("Trinity," "the Company" or "we") was incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, the Company changed its name to Habersham Energy Company. Historically, the Company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Pursuant to its reorganization in 2002, the Company changed its domicile to Utah, amended its capital structure and changed its name to Trinity Companies Inc., then, in March 2003, to Trinity Learning Corporation. Until adoption of its recent operating strategy in 2002, the Company had not had any business activity since 1995.

     Pursuant to a series of related transactions that closed on October 1, 2002, ("the Acquisition Date") the Company issued 3,000,000 restricted shares of its common stock, issued $1,000,000 in convertible promissory notes and assumed $222,151 in indebtedness to acquire Competency Based Learning, Inc. (CBL-California), a California corporation and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. (collectively referred to as "CBL"). The transactions were effected through CBL Global Corp. ("CBL Global"), a wholly-owned subsidiary.

     On June 16, 2003, we completed a recapitalization of our common stock by (i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all shareholders of record, pro rata, on the basis of 250 shares for each one share owned.
The record date for the reverse and forward splits was June 4, 2003. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, we had 13,419,774 shares of common stock outstanding.

     On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring. The information presented in this transition report on Form 10-KSB relates to the period October 1, 2002 through June 30, 2003.

     On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.



NOTE 2 - Significant Accounting Policies

A.   Method of Accounting.  The Company uses the accrual method of accounting.
B. Revenue and Expense Recognition. Revenues and directly related expenses are recognized in the financial statements in the period when the goods are shipped to the customer.
C. Cash and Cash Equivalents. The Company considers all short-term, highly liquid investments that are readily convertible within three months to known amounts, as cash equivalents.
D. Depreciation and Amortization. The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
     The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
E. Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
F. Consolidation Policies. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.
G. Foreign Currency Translation/Remeasurement Policy. Assets and liabilities that occur in foreign currencies are recorded at historical cost and translated at exchange rates in effect at the end of the reporting period. Statement of Operations accounts are translated at the average exchange rates for the year. Translation gains and losses are recorded as Other Comprehensive Income in the Equity section of the Balance Sheet.
H.   Purchase Accounting.   The purchase value of fixed assets purchased in
     the acquisition of CBL and RMT were determined based on their historical value less accumulated depreciation. All other assets were valued at their current value and a technology-based intangible asset was recorded.

NOTE 3 - Fixed Assets
     The Company capitalizes furniture and equipment purchases in excess of $5,000 or at lower amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at June 30, 2003 and September 30, 2002.

                                                                   Accumulated
                        Asset Cost      Depreciation Expense      Depreciation
                  --------------------- --------------------- ---------------------
                  06/30/2003 09/30/2002 06/30/2003 09/30/2002 06/30/2003 09/30/2002
                  ---------- ---------- ---------- ---------- ---------- ----------
Furniture &
  Equipment       $  83,117   $  6,151  $  21,778  $      80  $   7,824   $     80


NOTE 4   Technology-Based Intangible Assets
     The Company capitalized technology-based intangible assets in its acquisition of CBL and RMT. The amount capitalized is equal to the difference between the consideration paid for the subsidiaries including any liabilities assumed and the value of the other assets acquired. Other assets were valued at the current value at the date of the acquisition including the net value of fixed assets, historical price less accumulated depreciation. The technology-based intangible assets are being amortized over a five-year period using the straight-line method. The value assigned to the technology-based intangible assets are considered appropriate based on average annual revenues earned from licensing of these asset over the two year period prior to the acquisitions and the expectation that future revenues for the five year period subsequent to the acquisition will equal or exceed these amounts. Scheduled below is the total asset cost, amortization expense and accumulated amortization at June 30, 2003.

                                                                   Accumulated
                       Asset Cost       Amortization Expense      Amortization
                 ---------------------- --------------------- ---------------------
                  06/30/2003 09/30/2002 06/30/2003 09/30/2002 06/30/2003 09/30/2002
                 ----------- ---------- ---------- ---------- ---------- ----------
Intangible
   Asset         $1,458,734  $    -     $ 167,747  $    -     $ 167,747  $    -

NOTE 5   Notes Receivable
     On June 5, 2003, we agreed to lend TouchVision, Inc. ("TouchVision") $50,000 in two equal installments of $25,000 each. Interest accrues on the unpaid principal amount of the note at a rate equal to six percent per year. Interest accrued under the note is paid annually, with the first payment due June 5, 2004. All unpaid principal and interest are due June 29, 2005. At June 30, 2003, $25,000 had been advanced to TouchVision and accrued interest totaled $41.

NOTE 6 - Operating Leases
     In July 2003, the Company signed a lease agreement for new office
space at 1831 Second Street in Berkeley, California.   The lease term
commenced September 1, 2003 and will expire on May 31, 2004. The Company will pay a minimum of $5,025 per month. The Company paid $10,050 upon the execution of the lease that includes $5,025 security deposit that may be refunded at the end of the lease.

     CBL-Australia leases contiguous office space pursuant to two separate lease agreements for its operations located in Queensland, Australia. The term of the first lease expires in January 2004 with a three year option to renew. The monthly rental amount of that lease is $2,471. The term of the second lease expires in January 2007 with a three year option to renew.
The monthly rental amount of that lease is $2,140. CBL-Australia also leases a car for use by Brian Kennedy, its chief executive officer. The lease expires in October 2005; the monthly rental amount is $338.

     On May 1, 2002, RMT signed a lease agreement for its corporate office in Berri, South Australia. RMT pays $7,333 per annum or monthly payments of $611. In addition, RMT is obligated to insure and pay all associated taxes and surcharges related to the premises. The term of the lease expires on April 30, 2005. The lease agreement allows RMT to renew the lease term at the end of three years for a second term of no less than three years. RMT also leases a copy machine. The term of the lease is for five years. The monthly payments including goods and services tax amount to $339. The last payment is due on June 28, 2005. Upon completion of the lease agreement, RMT has the option to purchase the copier for AU$1.00.



Total Minimum Lease Commitments as of June 30, 2003:
                                                 Calendar Year    Amount
                                                   ----------- -----------
                                                       2003    $   55,491
                                                       2004        67,432
                                                       2005        36,053
                                                       2006        29,607
                                                  Thereafter        2,477
                                                               -----------
                                                  Total        $  191,060
                                                               ===========

NOTE 7   Related Party Transactions
     In 2002, Ms. Barbara and Ms. Ildi Hayman, officers of RMT, loaned RMT a total of $14,122. The loans are unsecured, non-interest bearing, and due on demand. In 2003, Ms. McPherson and Ms. Hayman loaned RMT an additional $50,525. Loans in the amount of $46,698 are unsecured, carry an annual interest rate of 7 percent, and are due on demand. Interest has been accrued in the amount of $2,212. The remaining $3,827 in loans are unsecured, non-interest bearing, and due on demand. During the current year, payments to Ms. McPherson and Ms. Hayman amounted to $3,534. As part of its acquisition of RMT, the Company loaned US$49,000 to RMT for the purpose of repaying outstanding loans for funds advanced to RMT by Ms. McPherson and Ms. Hayman.

     As of July 15, 2002, Trinity entered in a two-year Advisory Agreement with Kings Peak Advisors, LLC ("KPA") with automatic renewal for a 12-month period. Under the terms of the Advisory Agreement, KPA will provide the Company with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. KPA is a private company whose principals are Douglas Cole and Edward Mooney, who are officers and directors of Trinity, and Mr. Theodore Swindells.

     The Advisory Agreement provides that KPA will be compensated for its various advisory services as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, which monthly fee amount is payable, at KPA's option, in shares of common stock at a price per share equal to $0.025; (ii) for financial advisory services, a fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced by KPA, as well as any fees which may be due to KPA for its assistance in identifying prospective investors pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by KPA, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated with KPA based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated on a case-by-case basis.


     Trinity acknowledged that it was indebted to KPA for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at KPA's option, in shares of common stock at a price per share of $0.025. The total number of shares of common stock issuable to KPA under the Advisory Agreement may not exceed 4,400,000 shares. Through June 30, 2003, KPA had earned a total of $285,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of common stock in March 2003. Of the balance of $175,000, $134,132 has been paid to KPA, leaving a balance owing at June 30, 2003 of $40,868.

     As of August 8, 2002, Trinity formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of common stock. The GMA Note was originally issued in November 2000 to the Company's former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA; both entities are unrelated to Trinity. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, including Messrs. Cole, Mooney and Swindells. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note is convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. Fifty percent of the shares issuable upon the conversion of the GMA Note are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of Trinity's board of directors. As of January 2003, 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note.

     Pursuant to the acquisition of CBL on October 1, 2002 described in
Note 1 above, we issued to shareholders of CBL two convertible promissory notes in the amounts of $485,000 and $515,000. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of September 1, 2004 or the date, upon which we close an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after the Acquisition Date, equal or exceeds $10,000,000. The conversion price on the notes is $2.00 per share of common stock. At June 30, 2003, accrued interest totaled $52,356.

     At the Acquisition Date, we issued two unsecured promissory notes in the amount of $222,151 to cancel three unsecured promissory notes previously issued by CBL-Australia and CBL-California to its shareholders, Messrs. Scammell and Kennedy. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of the September 1, 2003 or the date, upon which the company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by us after the Acquisition Date, equal or exceeds $3,000,000. At June 30, 2003, accrued interest totaled $11,631. The notes were due and payable on September 1, 2003 for which the payment has not been made pending the outcome of a lawsuit filed against Messrs. Scammell and Kennedy, see Note 14, Subsequent Events.

     Concurrent with its acquisition of CBL, Trinity (i) issued promissory notes to certain individuals and entities for a total principal amount of $500,000 ("Bridge Financing Amount"), such notes ("Bridge Financing Notes") are convertible under certain conditions into shares of common stock, and
(ii) in connection with the issuance of the Bridge Financing Notes, issued warrants ("Bridge Financing Warrants") to the holders of the Notes to purchase additional shares of Common Stock. Of the Bridge Financing Amount, $55,000 was advanced by KPA and $120,000 by Mr. Swindells.

     The Bridge Financing Notes bear interest at a rate of 9% per annum and are due one year from the date of the respective notes, unless automatically converted upon the closing by the Company of an equity financing consisting of at least 500,000 shares of common stock. On May 19, 2003, the principal amount of $500,000 and accrued interest of $34,745 on the respective notes were converted into 1,336,867 shares of common stock at $0.40 per share. The Bridge Financing Warrants are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion.

     From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. During our previous fiscal year, we were advanced $145,000 by Mr. Theodore Swindells, and during the transition period from October 1, 2002 to June 30, 2003, we were advanced an additional $780,000 by Mr. Swindells. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding.

NOTE 8 - Notes Payable
     At June 30, 2003, notes payable to accredited investors and related parties totaled $2,147,151 as compared with $811,963 at September 30, 2002. The notes bear interest between the rates of 0% and 9.5% per annum, some of which are secured by our common stock or certain assets in our subsidiaries. Certain notes are convertible into the Company's common stock.

                                                               June        September
                                                             30, 2003      30, 2002
                                                           ------------  ------------
Convertible Bridge Financing notes payable to investors
due between June 15, 2003 and September 15, 2003 plus
accrued interest at a rate of 9% per annum.  On May 19,
2003, $445,000 was converted to common stock, see Note 7.  $      -      $   445,000

Unsecured convertible notes payable due on December 1,
2003, see Note 7.                                              925,000       145,000

Unsecured convertible notes payable convertible after
August 2002 plus accrued interest at a rate of 6% per
annum.  As of January 2003, $104,352 was converted to
common stock, see Note 7.                                         -          104,352

Unsecured convertible notes payable to related parties
convertible after August 2002 plus accrued interest at
a rate of 6% per annum.  As of January 2003, $62,611
was converted to common stock, see Note 7.                        -           62,611

Note payable to bank due October 29, 2004, plus interest
payable annually at 9.5%, secured by vehicle.                   16,321          -

Convertible Bridge Financing notes payable to related
parties due between June 15, 2003 and September 15, 2003,
plus accrued interest at a rate of 9% per annum.  On May
19, 2003, $55,000 was converted to common stock, see Note 7.      -           55,000

Note payable to related parties, see Note 7 for due date,
interest payable at a rate of 7% per annum.                     61,011        11,932

Unsecured notes payable to related parties, see Note 7
for due date, interest payable at a rate of 7% per annum.      222,151          -

Convertible notes payable to related parties, see Note 7
for due date, plus accrued interest at a rate of 7% per
annum.                                                       1,000,000          -
                                                           ------------  ------------
     Total Notes Payable                                     2,224,483       823,895
   Less: Current Maturities                                 (2,213,069)     (823,895)
                                                           ------------  ------------
     Long Term Notes Payable                               $    11,414   $      -
                                                           ============  ============


NOTE 9 - Stockholders' Equity
     On February 5, 2002, the Company effected a one hundred for one (100 for 1) reverse split. No shareholder was reversed below 100 shares. Shareholders with 100 shares or less, prior to the reverse, were not affected.

     On May 5, 2002, the Company amended its Articles of Incorporation to reflect a change in par value from $0.10 per share to no par value per share. Accordingly, this change effecting the common stock and additional paid in capital values has been retroactively applied to all prior years.

     On October 1, 2002, the Company issued a total of 3,000,000 shares of common stock in conjunction with its acquisition of CBL-Australia and CBL-California at $0.025 per share. Accordingly, $75,000 has been charged to common stock to reflect the total cost of the shares.

     On October 1, 2002, the Company authorized a Stock Purchase Agreement in order to retain qualified directors and officers. The Stock Purchase Agreement allows various directors to purchase an aggregate of 1,200,000 shares of the Company's common stock at a price of $0.025 per share. The purchase price shall be payable by each Purchaser in the form of the cancellation of the Company's obligation to pay the various Purchasers a total of $30,000 as compensation for services already performed by Purchaser for the Company.

     On October 2, 2002, the Company issued 1,070,000 shares of common stock in settlement of outstanding amounts due for services rendered to the Company. These shares were issued at $0.025 per share totaling $26,750.

     On October 21, 2002, the Company adopted and approved the "2002 Stock Plan" which was approved by the Company's shareholders at its special shareholder meeting on December 2, 2002. The Plan authorizes issuance of 3,000,000 shares to be increased by 500,000 shares annually. The plan expires in ten years. As of June 30, 2003, 2,447,000 options have been granted at prices ranging from $0.05 per share to $0.50 per share of which 963,625 were vested as of June 30, 2003.

     During the period November 15, 2002 to January 21, 2003, we issued 3,200,000 shares in exchange for $166,953, respectively of unsecured notes payable. The original amount of the note was $166,963 (See Notes 7 and 8).

     Between January and April 2003, we received subscriptions to our December 2002 Private Placement Memorandum totaling $250,000 from outside investors to purchase 250,000 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00.

     On March 20, 2003, we issued 4,400,000 shares of common stock in settlement of $110,000 of amounts due to Kings Peak Advisory, LLC (see Note
7).

     On May 19, 2003, we issued 1,250,000 and 86,867 shares of the common stock in exchange for the total principal Bridge Financing Notes of $500,000 and the accrued interest payable on such notes of $34,745, respectively (see Note 7).

     On June 16, 2003, we completed a recapitalization of its common stock by effecting a reverse split of its outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and subsequently effecting a forward split by dividend to all shareholders of record, pro rata, on the basis of 250 shares for each one share owned. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, the Company had 13,419,774 shares of common stock outstanding.

     Between June and October 2003, we received subscriptions to our May 2003 Private Placement Memorandum ("May 2003 PPM") totaling $5,143,300 from outside investors to purchase 5,143,300 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00. In connection with the May 2003 Private Placement, we issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock.

     On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders.

NOTE 10   Stock Option Plan
     On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The maximum aggregate number of shares that may be optioned and sold under the plan is the total of (a) 3,000,000 shares, (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months. The following schedule summarizes the activity during the nine-month transition period ended June 30, 2003.

                                                         2002 STOCK PLAN
                                                 --------------------------
                                                                 Weighted
                                                                  Average
                                                   Number of     Exercise
                                                     Shares       Price
                                                 ------------ ------------
     Outstanding at October 1, 2002                        -      $     -
     Options Granted                               2,447,000      $  0.23
     Options Exercised                                     -            -
     Options Canceled                                      -            -
                                                 ------------ ------------
       Options Outstanding at June 30, 2003        2,447,000      $  0.23
                                                 ============ ============
       Options Exercisable at June 30, 2003          963,625      $  0.22
                                                 ============ ============

In accordance with Statement of Financial Accounting Standards Number 123, "Accounting for Stock-Based Compensation", option expense of $76,774 was recognized for the nine-month transition period ended June 30, 2003.

                                                      June 30, 2003
                                                      -------------
           Five-Year Risk Free Interest Rate              3.01%
           Dividend Yield                                  nil
           Volatility                                      nil
           Average Expected Term (Years to Exercise)       4.4

Stock options outstanding and exercisable under 2002 Stock Plan as of June 30, 2003 are as follows:

                                       Average
                           Weighted   Remaining                Weighted
  Range of   Number of     Average   Contractual    Number      Average
  Exercise    Options      Exercise     Life      of Options   Exercise
   Price      Granted       Price      (Years)      Vested       Price
----------- -----------  ----------- -----------  ----------- -----------
   $0.05       600,000       $0.05       4.3         262,500     $0.05
   $0.25     1,589,000       $0.25       4.3         624,813     $0.25
   $0.50       258,000       $0.50       4.6          76,313     $0.50

NOTE 11 - Income Taxes
     Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

     The Company has adopted Statement of Financial Accounting Standards Number 109 ("SFAS 109") "Accounting for Income Taxes." SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

     Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting
purposes.   There were no temporary differences at June 30, 2003 and
earlier years; accordingly, no deferred tax liabilities have been recognized for all years.


     The Company has cumulative net operating loss carryforwards of over $11,100,000 at June 30, 2003 and $9,100,000 at September 30, 2002. No
effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not probable. Accordingly, the potential tax benefits of the net operating loss carryforwards at June 30, 2003 and September 30, 2002 have been offset by valuation reserves of the same amount.

     Deferred tax assets and the valuation account at June 30, 2003 and at September 30, 2002 are as follows:

                                                    June       September
  Deferred Tax Assets                             30, 2003     30, 2002
  -------------------                           ------------ ------------
     Net Operating Loss Carryforwards           $ 4,600,000  $ 3,800,000
     Valuation Allowance                         (4,600,000)  (3,800,000)
                                                ------------ ------------
     Total                                      $         -  $         -
                                                ============ ============

NOTE 12 - Net Earnings (Loss) Per Share
     Basic earnings (loss) per common share ("BEPS") are based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share ("DEPS") are based on shares outstanding (computed under BEPS) plus dilutive potential common shares. Shares from the exercise of the outstanding options were not included in the computation of DEPS, because their inclusion would have been antidilutive for the nine months ended June 30, 2003.

     The following data shows the shares used in the computing loss per common share including dilutive potential common stock at June 30, 2003:

                                                                   Amount
                                                               ------------
  Common shares outstanding including 700,000 shares issued
     to RMT shareholders at June 30, 2003                       15,656,641
                                                               ============
  Weighted average number of common shares including 700,000 shares issued to RMT shareholders used in basic EPS
     dilutive effect of options                                  9,064,218
                                                               ============
  Weighted-average number of common shares and dilutive
     potential common shares including 700,000 shares
     issued to RMT shareholder used in diluted EPS               9,064,218
                                                               ============

NOTE 13 - Going Concern
     Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. However, we have undertaken the following to meet our liquidity requirements:

     (a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In May 2003, we commenced a $5,000,000 private placement, the proceeds of which will be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and funds advanced for acquisitions in 2003. In conjunction with the private placement, we have engaged various financial advisory firms and other finders to identify prospective investors. We completed the private offering on October 31, 2003.
     (b) Continue conversion of certain outstanding loans and payables into common stock in order to reduce future cash obligations;
     (c) Generate sufficient cash flow to sustain and grow subsidiary operations and, if possible, create excess cash flow for corporate administrative expenses through our operating subsidiaries; and
     (d) Identify prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

     Trinity's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.

NOTE 14 - New Technical Pronouncements
     In October 2002, Statement of Financial Accounting Standards Number 147 ("SFAS 147"), "Acquisitions of Certain Financial Institutions -- an amendment of FASB Statements Numbers 72 and 144 and FASB Interpretation Number 9" was issued to be used in acquisitions of financial institutions after October 1, 2002. It is anticipated that SFAS 147 will have no effect upon the Company's financial statements.

     In December 2002, Statement of Financial Accounting Standards Number 148 ("SFAS 148"), "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement Number 123" was issued for fiscal years beginning after December 15, 2003. It is anticipated that SFAS 148 will have no effect upon the Company's financial statements.

     In April 2003, Statement of Financial Accounting Standards Number 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.


     In May 2003, Statement of Financial Accounting Standards Number 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. The Company anticipates that SFAS 150 may impact the accounting for certain future acquisitions and the anticipated distribution of stock for services.

NOTE 15 - Subsequent Events
     On July 8, 2003, we issued a five-year warrant to Merriman, Curran, Ford & Co. a financial service company, to purchase up to 20,000 shares of our common stock for a period of five years at $0.50 per share in consideration for financial advisory services provided to us by the firm.

     On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June,
2003 by way of bridge financing pending completion of the acquisition.   In
connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share.

     On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

     On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of Riverbend Group Holdings
(Proprietary) Limited ("Riverbend"), a South African company that provides learning services to corporations and individuals in South Africa. We also
acquired the option to purchase the remaining 49% of Ayrshire.   In
consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.


     As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing and $700,000 was advanced On November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

     During the period June 1, 2003 to October 31, 2003, we sold by way of private placement an aggregate of 5,143,300 units at a price of $1.00 per unit, for aggregate consideration of $5,143,300. Each unit comprised two shares of our common stock and two warrants, each exercisable for one additional share of our common stock. In addition, each unit carried the right to acquire an additional warrant to purchase, under certain conditions, up to one additional share of common stock. In connection with the private placement, we paid $448,105 in commissions and issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock. In our opinion, the offer and sale of these securities was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.


     On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global Corporation (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleging, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL-Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleges causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.

     The First Amended Complaint alleges, among other things, that the defendants were advised by CBL-California's accountant on September 18, 2002 that CBL-California's financial statements were misstated, and alleges that new restated financial statements were issued on September 19, 2002. The First Amended Complaint alleges, however, that the restated financial statements were not provided to us prior to the October 1, 2002 closing of the merger. The First Amended Complaint seeks damages in an amount to be proven at trial, but which amount presently is estimated to exceed, at a minimum, the full amount of the consideration paid by us and CBL Global in the merger, as well as treble damages, and attorneys' fees. The First Amended Complaint also seeks a declaration that we (i) are entitled to retain certain of our shares of common stock that were issued in connection with the acquisition of CBL and placed in escrow, (ii) are entitled to set-off amounts owed to Messrs. Scammell and Kennedy pursuant to the CBL acquisition; and (iii) are entitled to seek the return of the shares of our common stock that have already have been distributed to defendants Messrs. Kennedy and Scammell in the merger. We intend to vigorously pursue our claims against the defendants.


     On September 18, 2003 we announced that we had entered into a definitive agreement to acquire majority control of IRCA (Pty.) Ltd. ("IRCA"), an international firm specializing in corporate learning, certification, and risk mitigation in the areas of safety, health environment, and quality assurance ("SHEQ"). We anticipate closing this transaction within the next 30 days. IRCA is headquartered in South Africa and also operates international sales offices and operations in the United Kingdom and the United States. We will acquire majority interest in IRCA through a combination of stock and cash payments. The definitive agreement contains certain closing conditions and certain future provisions that will enable Trinity to acquire full ownership of IRCA and its various operating subsidiaries.


                        Trinity Learning Corporation
                          Supplementary Schedules

          Unaudited Pro Forma Consolidating Financial Statements

                            For the Period Ended
                               June 30, 2003

                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

                                                      Adjustments
                           Trinity      River    -----------------------
                          Learning      Murray
                        Corporation    Training    Debits      Credits       Total
                        ----------- -----------  ----------- ----------- -----------
     Assets
     ------
Current Assets
  Cash                 $    86,511  $   48,688                           $   135,199
  Accounts Receivable       42,719      88,271                               130,990
  Interest Receivable           41           -                                    41
  Prepaid Expenses          97,944         372                                98,316
                        ----------- -----------                          -----------
Total Current Assets       227,215     137,331                               364,546

Property & Equipment
  Furniture &
   Equipment                53,385      63,911               a)  34,119       83,177
  Accumulated
   Amortization             (7,824)    (34,119) a)    34,119                  (7,824)
                        ----------- -----------                          -----------
     Net Property &
     Equipment              45,561      29,792                                75,353
                        ----------- -----------                          -----------
Intangible Assets
  Technology-Based
   Asset                 1,118,312           -  b)  340,422                1,458,734
  Accumulated
   Amortization           (167,747)          -                              (167,747)
                        ----------- -----------                          -----------
     Net Intangible
     Assets                950,565           -                             1,290,987

Other Assets
  Notes Receivable          25,000           -                                25,000
  Other Assets              94,003           -                                94,003
                        ----------- -----------                          -----------
     Total Other
     Assets                119,003           -                               119,003
                        ----------- -----------                          -----------
     Total Assets      $ 1,342,344  $  167,123                           $ 1,849,889
                        =========== ===========                           ===========

                                 Continued


                             Trinity Learning Corporation
                   Unaudited Pro Forma Consolidating Balance Sheet
                                    June 30, 2003

                                                      Adjustments
                           Trinity      River    -----------------------
                          Learning      Murray
                        Corporation    Training    Debits      Credits       Total
                        ----------- -----------  ----------- -----------  -----------
Liabilities and Equity
----------------------
Current Liabilities
  Accounts Payable      $  391,872  $    9,875                           $   401,747
  Accrued Expense          270,270      68,126                               338,396
  Interest Payable          63,987       2,212                                66,199
  Notes Payable -
   Current Portion               -       4,907                                 4,907
  Notes Payable -
   Related Party         2,147,151      61,011                             2,208,162
                        ----------- -----------                          -----------
     Total Current
     Liabilities         2,873,280     146,131                             3,019,411
                        ----------- -----------                          -----------
Long Term Liabilities
  Notes Payable -
   Related Party                 -      11,414                                11,414
                        ----------- -----------                          -----------
     Total Long Term
     Liabilities                 -      11,414                                11,414
                        ----------- -----------                          -----------
     Total Liabilities   2,873,280     157,545                             3,030,825
                        ----------- -----------                          -----------
Stockholders' Equity
  Preferred Stock                -           -                                     -
  Common Stock           9,693,447         153  b)      153  b) 350,000   10,043,447
  Accumulated Earnings
   (Deficit)           (11,188,913)      5,819  b)    5,819              (11,188,913)
  Subscription
   Receivable              (35,000)          -                               (35,000)
  Other Comprehensive
   Income                     (470)      3,606  b)    3,606                     (470)
                        ----------- -----------                          -----------
     Total Stockholders'
     Equity             (1,530,936)      9,578                            (1,180,936)
                        ----------- -----------                          -----------
     Total Liabilities
     & Stockholders'
     Equity             $1,342,344  $  167,123                            $1,849,889
                        =========== ===========                           ===========


                                 Continued



                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

a) To record RMT fixed assets at their fair value based on historical book value less accrued depreciation
                                                   Debits      Credits
                                                ----------- -----------
  Furniture and Equipment                       $    34,119
     Accumulated Depreciation                               $   34,119


b) To record the issuance of 700,000 shares of Trinity Learning Common Stock, No Par
Value, at $0.50 per share for a total of $350,000, the cancellation of River Murray
Stockholders' Equity and the net investment in River Murray Training as a Technology
Based - Intangible Asset.

                                                   Debits      Credits
                                                ----------- -----------
  Technology-Based Asset                        $  340,422
  Common Stock - River Murray Training                 153
  Accumulated Earning - River Murray Training        5,819
  Other Comprehensive Income                         3,606
     Common Stock - Trinity Learning Corporation            $  350,000




                        Trinity Learning Corporation
       Unaudited Pro Forma Consolidating Statement of Operations

                                              Trinity
                                             Learning    River Murray
                                           Corporation      Training
                                         -------------- --------------
                                            Transition      For the
                                         Period October      Fiscal
                                            1, 2002 to     Year Ended
                                          June 30, 2003  June 30, 2002      Total
                                         -------------- -------------- --------------
Revenue                                  $     167,790  $     622,707  $     790,497
-------                                  -------------- -------------- --------------
Expenses
--------
  Salaries & Benefits                        1,043,123        377,203      1,420,326
  Professional Fees                            437,836        101,540        539,376
  General & Administrative                     228,931         44,185        273,116
  Travel & Entertainment                       182,593         55,301        237,894
  Depreciation & Amortization                  175,497         14,028        189,525
  Rent                                          44,524         13,485         58,009
  Office Expense                                45,336         42,096         87,432
                                         -------------- -------------- --------------
     Total Expense                           2,157,840        647,838      2,805,678
                                         -------------- -------------- --------------
     Income (Loss) from Operations          (1,990,050)       (25,131)    (2,015,181)
                                         -------------- -------------- --------------
Other Income (Expenses)
-----------------------
  Interest Income                                 (487)         1,110            623
  Interest (Expense)                           (76,865)        (2,026)       (78,891)
  Foreign Currency Gain/(Loss)                  (4,582)             -         (4,582)
                                         -------------- -------------- --------------
     Total Other Income (Expenses)             (81,934)          (916)       (82,850)
                                         -------------- -------------- --------------
  Income (Loss) Before Taxes                (2,071,984)       (26,047)    (2,098,031)
  Taxes                                              -          5,889          5,889
                                         -------------- -------------- --------------
  Net Income (Loss)                      $  (2,071,984) $     (31,936) $  (2,103,920)
                                         ============== ============== ==============
Net Income (Loss) Per Share              $       (0.25)                $       (0.23)
                                         ==============                ==============
Weighted Average Shares Outstanding          8,364,218        700,000      9,064,218
                                         ============== ============== ==============
A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:
                                            Transition Period October
                                            1, 2002 to June 30, 2003
                                         -----------------------------
                                             Before          After
                                           Tax Amount     Tax Amount
                                         -------------- --------------
  Net Income (Loss)                      $  (2,098,031) $  (2,103,920)
  Foreign Currency Translation                    (470)          (470)
                                         -------------- --------------
  Total Other Comprehensive Income       $  (2,098,501) $  (2,104,390)
                                         ============== ==============

              See accompanying notes to financial statements.

                                 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TRINITY LEARNING CORPORATION



Date: November 17, 2003            By: /S/ Douglas D. Cole
                                   ------------------------------------
                                   Douglas D. Cole
                                   Chief Executive Officer